Exhibit 99.2

PRESS RELEASE

NRG Energy, Inc. Announces Proposed Offering of
Pre-Capitalized Trust Securities to Replace Maturing Pre-Capitalized Trust Securities

Houston, TX—August 14, 2023—NRG Energy, Inc. (NYSE:NRG) announced a proposed offering of pre-capitalized trust securities redeemable 2028 (the “P-Caps”) by Alexander Funding Trust II, a newly-formed Delaware statutory trust (the “Trust”). The P-Caps are intended to replace NRG’s existing pre-capitalized trust securities redeemable 2023 issued by Alexander Funding Trust, which mature on November 15, 2023.

The Trust will initially invest the proceeds from the sale of the P-Caps in a portfolio of principal and/or interest strips of U.S. Treasury securities (the “Eligible Assets”) and will enter into a facility agreement with NRG, pursuant to which NRG will pay a facility fee to the Trust, and NRG will agree to issue senior secured notes due 2028 (the “Secured Notes” and, together with the P-Caps, the “P-Caps Securities”) to the Trust under certain circumstances. The Eligible Assets held by the Trust will be pledged as collateral for the benefit of certain banks that have agreed to provide letters of credit for NRG’s account to support NRG’s existing and future collateral obligations. NRG will not receive any proceeds directly from the offering of the P-Caps.

Any Secured Notes will be guaranteed on a first-priority basis by each of NRG’s current and future subsidiaries that guarantee indebtedness under its credit agreement and will be secured by a first priority security interest in the same collateral that is pledged for the benefit of the lenders under NRG’s credit agreement, which consists of a substantial portion of the property and assets owned by NRG and the guarantors. The collateral securing any Secured Notes will be released if NRG obtains an investment grade rating from two out of the three credit rating agencies, subject to reversion if such credit rating agencies withdraw NRG’s investment grade rating or downgrade NRG’s rating below investment grade.

The P-Caps Securities are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and who are also “qualified purchasers” as defined in the Investment Company Act of 1940, as amended. The P-Caps Securities have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release does not constitute an offer to sell any security, including the P-Caps Securities, nor a solicitation for an offer to purchase any security, including the P-Caps Securities.

About NRG

NRG is a leading energy and home services company powered by people and our passion for a smarter, cleaner, and more connected future. A Fortune 500 company operating in the United States and Canada, NRG delivers innovative solutions that help people, organizations, and businesses achieve their goals while also advocating for competitive energy markets and customer choice.

Forward-Looking Statements

This communication contains forward-looking statements that may state NRG’s or its management’s intentions, beliefs, expectations or predictions for the future. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as “will,” “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, risks and uncertainties related to the capital markets generally and whether the offering of P-Caps will be consummated and the anticipated terms of the P-Caps.

The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included herein should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the SEC at www.sec.gov.

Contacts:

Investors:

Brendan Mulhern

609.524.4767

investor.relations@nrg.com

Media:

Laura Avant

713.537.5437

laura.avant@nrg.com

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